Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference, constituting a part of the Company’s Registration Statements on Form S-8 Registration Statement File No. 333-33342 of our report dated October 3, 2003, except for Note 2, paragraph 1, which is dated October 21, 2003, and except for Note 2, paragraphs 2 through 4 which are dated March 18, 2004, relating to the consolidated financial statements and schedule of Voxware, Inc., appearing in this Annual Report on Form 10-K/A Amendment No. 2 for the year ended June 30, 2003.

/s/ WithumSmith+Brown, P.C.

Princeton, New Jersey

March 26, 2004